SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM 8-K

                                 CURRENT REPORT
                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): April 1, 2005

                         Saliva Diagnostic Systems, Inc.
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             (Exact name of Registrant as specified in its charter)


                                    Delaware
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                 (State or other jurisdiction of incorporation)


           000-21284                                     91-1549305
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          (Commission                                  (IRS Employer
          File Number)                               Identification No.)

           2294 Nostrand Ave. Brooklyn, NY                    11210
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      (Address of principal executive offices)              (Zip Code)

                                 (718) 552-3599

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              (Registrant's telephone number, including area code)


                                 NOT APPLICABLE

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          (Former name or former address, if changed since last report)

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors;
Appointment of Principal Officers.


      Saliva Diagnostic Systems, Inc., (SDS) has appointed Steven M. Peltzman as Chairman of the Board of Directors and Chief Executive Officer, effective March 25, 2005.


      Mr. Peltzman has more than thirty years of business experience in technology-based, health-care companies. In 1984, he helped start and served as President and CEO of Applied bioTechnology, Inc. whose cancer business was sold to OSI Pharmaceuticals, Inc. in 1991, when he became Chief Operating Officer of the consolidated entity; from 1994 through 1997 he served as President and COO of OSIP and remained on its Board of Directors through 1999. From 1980 to 1984, Mr. Peltzman held senior executive positions with Millipore and for ten years preceding that was with Corning Glass Works' Medical diagnostic and device businesses. During the past several years he has been active in several small health care and technology start-ups as their interim CEO or COO or in an advisory capacity to their Boards of Directors.


      During the Employment Period, the Company will pay a base salary at the annual rate of one hundred twenty thousand dollars ($120,000). Said base salary shall increase to the annual rate of One Hundred Eighty Thousand ($180,000.00) upon the closing of a financing for the Company with gross proceeds of at least three million dollars ($3,000,000). The Board of Directors may determine, from time to time, in its sole discretion, to pay the Employee bonuses or additional compensation. Mr. Peltzman shall be entitled to participate in all fringe benefits the Company provides for its employees generally, and such other benefits as the Company provides generally for its senior executives. Until such benefit programs are adopted, the Company shall reimburse Mr. Peltzman for 75% of Health Insurance and for up to $2,000/yr of Life Insurance premiums. In addition the Company granted 550,000 options to Mr. Peltzman to purchase the common stock of the Company (the "Common Stock"), as follows:


(1) Stock options, exercisable from June 1, 2005 until June 1, 2015, entitling Mr. Peltzman to purchase 100,000 shares of the Company's common stock ("Common Stock") at an exercise price of $ 0.10-per share.

(2) Stock options (the "Options") to acquire 450,000 shares of Common Stock. If Mr. Peltzman remains employed as of a vesting date, the Options shall vest in three equal amounts annually, commencing on October 1, 2005 at which time one-third, (150,000) of the Options shall vest, and on each of the two anniversaries thereafter, an additional one-third of the Options shall vest, provided that, Mr. Peltzman is terminated without Cause within six months of a vesting date, all Options due to vest as of such date shall vest as of the date of termination. All vested Options shall terminate ten years from issuance. The exercise price shall be equal to the lessor of (i) 66-2/3% of the price per share of Common Stock as established in any Company offering and sale of Common Stock occurring prior to April 30, 2006, and (ii) $1.00 per share. In the event of a termination of Mr. Peltzman's employment for any reason other than for Cause, Mr. Peltzman shall have until their expiration to exercise any vested portion of an Option. In the event of an acquisition or change in control of the Company, all unvested options shall immediately vest.

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                                    SIGNATURE


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      Saliva Diagnostic Systems, Inc.

Date: April 01, 2005                  By:  /s/ Leo Ehrlich
                                           ------------------------
                                           Leo Ehrlich
                                           President & Secretary
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Saliva Diagnostic Systems Announces New CEO

Steve Peltzman to Lead Next Phase of Company's Growth

New York City, N.Y.-- April 4, 2005 -- Saliva Diagnostics Systems, Inc. (OTCBB:
SVAD - News) is pleased to announce the appointment of Mr. Steve Peltzman as CEO, effective March 25, 2005. Mr. Peltzman has been working closely with the Company as a consultant for the last 6 months. Mr. Peltzman has more than thirty years of business experience in technology-based, health-care companies. In 1984, he helped start and served as President and CEO of Applied bioTechnology, Inc. whose cancer business was sold to OSI Pharmaceuticals in 1991, when he became Chief Operating Officer of the consolidated entity; from 1994 through 1997 he served as President and COO of OSIP and remained on its Board of Directors through 1999. From 1980 to 1984, Mr. Peltzman held senior executive positions with Millipore and for ten years preceding that was with Corning Glass Works' Medical diagnostic and device businesses. During the past several years he has been active in several small health care and technology start-ups as their interim CEO or COO or in an advisory capacity to their Boards of Directors.

Mr. Peltzman stated his reasons for joining the firm: "SDS is poised to become a key player in the embryonic, point-of-care, rapid testing market, targeting sexually transmitted and other important infectious diseases. The need to accurately, inexpensively, safely and quickly identify millions of infected individuals throughout the globe is a critical first step in cost effectively dealing with the devastating consequences of HIV, hepatitis and a myriad of other pathogens. SDS's proprietary format for rapid testing appears to be an ideal fit to commercially solve certain of these problems that seriously impact our public health systems and world economies."

About Saliva Diagnostic Systems (SDS)

Saliva Diagnostic Systems manufactures and markets a patented rapid point of care testing device for infectious diseases, as well as oral fluid specimen collection devices using a patented volume adequacy indicator for drugs of abuse testing and other clinical uses. These products are sold in the United States as well as internationally to various distributors for use in clinical laboratories, hospitals, clinics, community-based organizations and other public health organizations. Please visit our website at www.salv.com

FORWARD-LOOKING STATEMENTS

Statements contained herein that are not historical facts are forward-looking statements within the meaning of the Securities Act of 1933, as amended. Those statements include statements regarding the intent, belief or current expectations of the Company and its management. Such statements reflect management's current views, are based on certain assumptions and involve risks

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and uncertainties. Actual results, events, or performance may differ materially from the above forward-looking statements due to a number of important factors, and will be dependent upon a variety of factors, including, but not limited to, the Company's ability to obtain additional financing and the demand for the Company's products. The Company undertakes no obligation to publicly update these forward-looking statements to reflect events or circumstances that occur after the date hereof or to reflect any change in the Company's expectations with regard to these forward-looking statements or the occurrence of unanticipated events. Factors that may impact the Company's success are more fully disclosed in the Company's most recent public filings with the U.S. Securities and Exchange Commission ("SEC").

Contact:
INVESTOR RELATIONS, 508-655-0991